[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]


                                 March 31, 1998

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY  10601

Ladies and Gentlemen:

            In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), which relates to the 1,000,000 shares (the "Plan Shares") of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") with respect to which options have been granted under the Metromedia Fiber Network, Inc. 1997 Incentive Stock Plan (the "Plan") and the 2,577,780 shares (the "Employee Shares") of Class A Common
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Metromedia Fiber Network, Inc.


Stock with respect to which options have been granted to certain employees and consultants of the Company under the terms of their individual agreements, we have been requested by the Company to render this opinion as to the legality of the Shares.

            In this connection, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following:

            (i) the Registration Statement;

            (ii) the Plan;

            (iii) the letter of employment from the Company to Vincent Gallucio dated May 9, 1997;

            (iv) the employment agreement between Stephen Garofalo and the Company dated February 26, 1997;

            (v) the letter of employment from the Company to John Mahon dated May 9, 1997;

            (vi) the letter of employment from the Company to James Urbelis dated May 9, 1997;


            (vii) the employment agreement between Howard Finkelstein and the Company dated April 30, 1997;

            (viii) the letter of employment from the Company to Brenda Diuro dated May 9, 1997;

            (ix) the letter of employment from the Company to Louis Gambino;
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Metromedia Fiber Network, Inc.


            (x) the letter of employment from the Company to John McLeod dated June 16, 1997;

            (xi) the letter of employment from the Company to Stephen Ellis dated June 4, 1997;

            (xii) the letter of employment from the Company to Nicholas Tanzi dated June 13, 1997;

            (xiii) the letter of employment from the Company to Philip Rauch dated May 9, 1997;

            (xiv) the letter of employment from the Company to John Rusak dated June 13, 1997;

            (xv) the letter of employment from the Company to Gina Cola dated May 8, 1997;

            (xvi) the letter of employment from the Company to Jonathan Palahnuk dated May 8, 1997;

            (xvii) the letter of employment from the Company to Dennis Codlin dated August 7, 1997;

            (xviii) the letter agreement among the Company, Realprop Capital Corp., Howard Katz, Evelyn Katz, Lauren Katz and Stephen Katz, dated February 11, 1997, as amended;

            (xix) the Certificate of Incorporation and the By-laws of the Company, each as amended to date; and
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Metromedia Fiber Network, Inc.


            (xx) all corporate records of the Company and all other documents as we have considered necessary in order to form a basis for the opinion expressed below.

            Items (iii) through (xviii) listed above are referred to collectively as the "Employment Agreements."

            In our examination of the above documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all latter documents and the legal capacity of all individuals who have executed any of the documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

            Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated in this letter, we are of the opinion that (i) the
Plan Shares have been duly authorized for issuance and that the Plan Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and nonassessable, and (ii) the Employee Shares have been duly authorized for issuance and that the Employee Shares, when issued and delivered by the Company and paid for in accordance with the terms and
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Metromedia Fiber Network, Inc.                                                 5


provisions of the applicable Employment Agreements, will be validly issued, fully paid and nonassessable.

            Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is also rendered only with respect to the laws and the rules, regulations and orders under them, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                        Very truly yours,

                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON